COOK & BYNUM FUNDS TRUST
FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the 25th day of March, 2015, to the Custody Agreement, dated as of May 2, 2012, (the “Agreement”), is entered into by and between COOK & BYNUM FUNDS TRUST, a Delaware trust (the “Trust”) and U.S. BANK, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and the length of the Agreement; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C, the fees of the Agreement, is hereby superseded and replaced with Amended Exhibit C attached hereto.

Article 13.01, Effective Period shall be superseded and replaced with the following:

13.01 Effective Period.  This Agreement shall continue for a period of three years effective as of April 1, 2015.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

COOK & BYNUM FUNDS TRUST	U.S. BANK, N.A.

By: ______________________________	By: ________________________________

Name: David A. Hobbs	Name: Michael R. McVoy

Title: Vice President	Title: Senior Vice President

Amended Exhibit C to the Custody Agreement – Cook & Bynum Funds Trust

Domestic Custody Services Fee Schedule effective April 1, 2015

Annual Fee Per Fund*
[  ]% ([  ] basis point) on average daily market value, subject to minimum annual fee per fund - $[  ], plus portfolio transaction fees

Portfolio Transaction Fees
▪	$[ ] / book entry transaction: DTC /Federal Reserve /principal paydown
▪	$[ ] / disbursement
▪	$[ ] / short sale
▪	$[ ] / U.S. Bank repurchase agreement transaction
▪	$[ ] / Option/future contract written, exercised or expired
▪	$[ ] / Fed wire/margin variation Fed wire
▪	$[ ] / mutual fund trade (non-sweep)
▪	$[ ] / segregated account per month
▪	$[ ] / Physical security transaction

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	Overdrafts – charged to the account at [ ].

Chief Compliance Officer Support Fee*
▪	$[ ] / year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in Treasury Management, safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and other extraordinary expenses based upon complex.

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	[ ] for the initial conversion free receipt.
▪	Overdrafts – charged to the account at [ ].

Additional Services
Additional fees apply for global servicing.  Fund of Fund expenses quoted separately.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Amended Exhibit C to the Custody Agreement – Cook & Bynum Funds Trust
Global Sub-Custodial Fees effective April 1, 2015

Annual Base Fee – (per fund)

$[  ] per country per month, for up to [  ] countries with [  ] securities positions in total (not per market), plus safekeeping and transaction fees per market (see next page); OR

$[  ] per fund (account), plus safekeeping and transaction fees per market (see next page)

▪
Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
▪	Straight Through Processing – [ ].
▪	Foreign Exchange transactions undertaken through a third party - $[ ]
▪
Tax Reclamation Services may be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more then 6 (six) months with the client will be charged $[  ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. for local taxes, or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Amended Exhibit C (continued) to the Custody Agreement – Cook & Bynum Funds Trust
GLOBAL SUB-CUSTODIAL SERVICES SAFEKEEPING & TRANSACTION FEES effective April 1, 2015
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	[ ]	Lebanon	All	[ ]	[ ]
Australia	All	[ ]	[ ]	Lithuania	All	[ ]	[ ]
Austria	All	[ ]	[ ]	Luxembourg	All	[ ]	[ ]
Bahrain	All	[ ]	[ ]	Malaysia	All	[ ]	[ ]
Bangladesh	All	[ ]	[ ]	Mali	All	[ ]	[ ]
Belgium	All	[ ]	[ ]	Malta	All	[ ]	[ ]
Benin	All	[ ]	[ ]	Mauritius	All	[ ]	[ ]
Bermuda	All	[ ]	[ ]	Mexico	All	[ ]	[ ]
Botswana	All	[ ]	[ ]	Morocco	All	[ ]	[ ]
Brazil	All	[ ]	[ ]	Namibia	All	[ ]	[ ]
Bulgaria	All	[ ]	[ ]	Netherlands	All	[ ]	[ ]
Burkina Faso*	All	[ ]	[ ]	New Zealand	All	[ ]	[ ]
Canada	All	[ ]	[ ]	Niger	All	[ ]	[ ]
Cayman Islands*	All	[ ]	[ ]	Nigeria	All	[ ]	[ ]
Channel Islands*	All	[ ]	[ ]	Norway	All	[ ]	[ ]
Chile	All	[ ]	[ ]	Oman	All	[ ]	[ ]
China“A” Shares	All	[ ]	[ ]	Pakistan	All	[ ]	[ ]
China“B” Shares	All	[ ]	[ ]	Peru	All	[ ]	[ ]
Columbia	All	[ ]	[ ]	Philippines	All	[ ]	[ ]
Costa Rica	All	[ ]	[ ]	Poland	All	[ ]	[ ]
Croatia	All	[ ]	[ ]	Portugal	All	[ ]	[ ]
Cyprus*	All	[ ]	[ ]	Qatar	All	[ ]	[ ]
Czech Republic	All	[ ]	[ ]	Romania	All	[ ]	[ ]
Denmark	All	[ ]	[ ]	Russia	Equities/Bonds	[ ]	[ ]
Ecuador	All	[ ]	[ ]	Russia	MINFINs	[ ]	[ ]
Egypt	All	[ ]	[ ]	Senegal	All	[ ]	[ ]
Estonia	All	[ ]	[ ]	Singapore	All	[ ]	[ ]
Euromarkets**	All	[ ]	[ ]	Slovak Republic	All	[ ]	[ ]
Finland	All	[ ]	[ ]	Slovenia	All	[ ]	[ ]
France	All	[ ]	[ ]	South Africa	All	[ ]	[ ]
Germany	All	[ ]	[ ]	South Korea	All	[ ]	[ ]
Ghana	All	[ ]	[ ]	Spain	All	[ ]	[ ]
Greece	All	[ ]	[ ]	Sri Lanka	All	[ ]	[ ]
Guinea Bissau	All	[ ]	[ ]	Swaziland	All	[ ]	[ ]
Hong Kong	All	[ ]	[ ]	Sweden	All	[ ]	[ ]
Hungary	All	[ ]	[ ]	Switzerland	All	[ ]	[ ]
Iceland	All	[ ]	[ ]	Taiwan	All	[ ]	[ ]
India	All	[ ]	[ ]	Thailand	All	[ ]	[ ]
Indonesia	All	[ ]	[ ]	Togo	All	[ ]	[ ]
Ireland	All	[ ]	[ ]	Trinidad & Tobago*	All	[ ]	[ ]
Israel	All	[ ]	[ ]	Tunisia	All	[ ]	[ ]
Italy	All	[ ]	[ ]	Turkey	All	[ ]	[ ]
Ivory Coast	All	[ ]	[ ]	UAE	All	[ ]	[ ]
Jamaica*	All	[ ]	[ ]	United Kingdom	All	[ ]	[ ]
Japan	All	[ ]	[ ]	Ukraine	All	[ ]	[ ]
Jordan	All	[ ]	[ ]	Uruguay	All	[ ]	[ ]
Kazakhstan	All	[ ]	[ ]	Venezuela	All	[ ]	[ ]
Kenya	All	[ ]	[ ]	Vietnam*	All	[ ]	[ ]
Latvia	Equities	[ ]	[ ]	Zambia	All	[ ]	[ ]
Latvia	Bonds	[ ]	[ ]

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered market value: <$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.
**Euromarkets – Non-Eurobonds:  Surcharges vary by local market.